EXHIBIT 13.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the annual report on Form 20-F of Aluminum Corporation of China Limited (the "Company") for the year ended December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof, I, GE Honglin, Chairman of the Board of Directors of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2015

By: /s/ GE Honglin
Name: GE Honglin
Title: Chairman of the Board of Directors